Exhibit 99.B.17

                          Copies of Powers of Attorney



                      CAPITAL MANAGEMENT INVESTMENT TRUST

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned officer and/or trustee of the Capital Management Investment Trust hereby appoints Frank P. Meadows III, with full power of substitution, his true and lawful attorney to execute in his name, place and stead and on his behalf a registration statement on Form N-1A for the registration, pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, of said Trust's shares of beneficial interest, and any and all amendments to said Registration Statement (including post-effective amendments), and all instruments necessary or incidental in connection therewith and to file the same with the U.S. Securities and Exchange Commission. Said attorney shall have full power and authority to do and perform in the name and on behalf of the undersigned every act whatsoever requisite or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do, the undersigned hereby ratifying and approving all such acts of such attorney.

IN WITNESS WHEREOF, the undersigned has executed this instrument this _________ day of _________________, 199__.

Lucius E. Burch, III

Thomas A. Saunders, III

David V. Shields

Joseph V. Shields, Jr.

Anthony J. Walton